Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON SCHEDULE

Board of Directors and Shareholders

Epicor Software Corporation

We consent to the incorporation by reference in Registration Statement Nos. 333-97063, 333-06419, 333-41321, 333-67841, 333-85105, and 333-107738 of Epicor Software Corporation on Form S-8 and Registration Statement Nos. 333-38105, 333-46395 and 333-104277 of Epicor Software Corporation on Form S-3 of our report dated February 18, 2004 appearing in this Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

March 15, 2004